Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Receives Second Request from Federal Trade Commission Related to the Proposed Acquisition of Breeze Autocare

LEXINGTON, Ky., April 11, 2025 – Valvoline Inc. (NYSE: VVV) today announced that the Company and Greenbriar Equity Group, L.P. (“Greenbriar”) each received a Request for Additional Information and Documentary Material (“Second Request”) from the U.S. Federal Trade Commission (“FTC”) as part of the agency’s regulatory review of Valvoline’s proposed acquisition of Breeze Autocare from Greenbriar.

The Second Request extends the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) until 30 days after Valvoline and Greenbriar have substantially complied with the requests unless the waiting period is voluntarily extended by the parties or terminated sooner by the FTC.

The completion of the acquisition remains subject to the expiration or termination of the waiting period under the HSR Act and other customary closing conditions. The Company will continue to work constructively with the FTC to enable closing of the transaction as soon as possible. The Company expects the transaction to close in the second half of fiscal 2025.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at more than 2,000 franchised and company-operated service centers across the United States and Canada. The Company completes more than 28 million services annually system-wide, from 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the 11,000 team members who are working to grow the core business, expand the Company’s retail network, and plan for the vehicles of the future. For more information, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction to acquire Breeze Autocare, including its Oil Changers stores, the expected timetable for completing the proposed transaction, and the benefits and synergies of the proposed transaction; executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from acquisitions and refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries

FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com
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